UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)   July 21, 1999


                               MAYNARD OIL COMPANY
             (Exact name of registrant as specified in its charter)



     Delaware                     0-5704                 75-1362284
  (State or other              (Commission             (IRS Employer
  jurisdiction of              File Number)          Identification No.)
  incorporation)


           8080 N. Central Expressway, Suite 660, Dallas, Texas 75206


Registrant's telephone number, including area code:  (214)891-8880

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INFORMATION TO BE INCLUDED
IN THE REPORT


Item 2.  Acquisition or Disposition of Assets

                  Pursuant to an assignment and bill of sale between the Registrant and Phillips Petroleum Company ("Seller"), dated July 21, 1999, Registrant has purchased an interest in 15 producing wells located in three counties in Texas, (Hardeman, Webb and Duval Counties). The acquisition was closed on July 21, 1999 with the Registrant scheduled to assume ownership effective August 1, 1999. The Registrant intends to conduct production and development operations on the properties.

                  The fifteen properties were purchased by the Registrant at an auction held in Houston, Texas on July 21, 1999, and the consideration paid was $10,400,000 comprised of funds accumulated by the Registrant in the ordinary course of business.

                  There is no material relationship between the Seller and Registrant or any of its affiliates, or with any director, officer or associate of any director or officer of the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Not applicable

SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           MAYNARD OIL COMPANY

                                           BY: /s/ Kenneth W. Hatcher
                                                   Kenneth W. Hatcher
                                                   Vice President of Finance

Dated:  August 4, 1999